EXHIBIT 10.4

FIRST ALLONGE AND AMENDMENT TO
PROMISSORY NOTE

THIS FIRST ALLONGE AND AMENDMENT TO PROMISSORY NOTE (this "Amendment") is made effective as of the 27th day of October, 2015, by and between Allied International Fund, Inc. ("Payee"), and Signal Point Holdings Corp. (“Payor”) for the purposes stated herein.

W I T N E S S E T H:

This Amendment is made with reference to the following facts:

A.     Payor is indebted to Lender in the original amount of TWO HUNDRED SEVENTY THOUSAND DOLLARS ($270,000.00) (“Note Amount”) pursuant to that certain promissory note made by Payor in favor of Payee dated March 23, 2015 (collectively, the "Note").

B.      Payor has requested that Payee modify the Note and Payee has agreed to such modification as described herein.

C.      All terms used herein, unless otherwise provided herein, shall have the meanings ascribed thereto in the Note, as amended hereby.

D.      Payor acknowledges that in addition to this Note, the Payor owes the Lender (“Allied International Fund, Inc.”) Two Hundred and Forty Thousand ($240,000) Dollars is a Separate Note which is in Default and Modified on October 23, 2015. Exhibit A hereto attached.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.      The recitals set forth above are incorporated herein by reference and are expressly acknowledged and agreed to by the parties hereto.

2.      The Note is hereby amended to provide that Payee will lend an additional TWO-HUNDRED FOURTY THOUSAND DOLLARS ($240,000.00) to the Payor (“Additional Loan”) and the "Maturity Date" for such Additional Loan, and for those amounts only, shall be November 23, 2015. The interest rate due on the Additional Loan shall be rate of TWENTY PERCENT (20%) per annum.  Such payment shall be guaranteed by the assignment of all the receivables of Signal Point Telecommunications Corp., the wholly owned subsidiary of the Payor. Upon an event of Default the Payee will take ownership and control of 100% of the receivable, liquidate an amount equal to the amount owed and due plus legal fees and other applicable expenses. Once the amount owed is satisfied, Payee will release the remaining receivable if any.

3.      Payments and interest due and payment obligations regarding the remaining Note Amount are unchanged by this Amendment.

5.      An executed copy of this Amendment shall be affixed to and become part of the Note and shall be deemed to amend the terms therein in accordance with the terms of this Amendment.

IN WITNESS WHEREOF, the Payor and Payee issue this Amendment as of the 26th day of October, 2015.

Payor	Payee

Signal Point Holdings Corp.	Allied International Fund, Inc.

By: /s/ Aaron Dobrinsky	By: /s/ Rosemarie DePalo
Aaron Dobrinsky, CEO	Rosemarie DePalo, CEO

THIS NOTE ALLONGE SHOULD BE PERMANENTLY AFFIXED
TO THE PROMISSORY NOTE DESCRIBED ABOVE